SCHEDULE 14C
                           (Rule 14c - 101)

            INFORMATION REQUIRED IN INFORMATION STATEMENT

                       SCHEDULE 14C INFORMATION

           Information Statement Pursuant to Section 14(c)
     of the Securities Exchange Act of 1934 (Amendment No.     )


Check the appropriate box:


[X]  Preliminary information    [ ]  Confidential, for use of
     statement                       the Commission only (as
                                     permitted by Rule
                                     14c-5(d)(2)

[ ]  Definitive information
     statement


                   VISUAL BIBLE INTERNATIONAL, INC.
           -----------------------------------------------
           (Name of Registrant as Specified in Its Charter)

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[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                   VISUAL BIBLE INTERNATIONAL, INC.
                  5100 Town Center Circle, Suite 430
                      Boca Raton, Florida 33486

                        INFORMATION STATEMENT

                            (Preliminary)
                            March 14, 2002


                          TABLE OF CONTENTS

General Information

Additional Information

Outstanding Voting Securities

Dissenter's Rights of Appraisal

Security Ownership of Certain Beneficial Owners and Management

Description of Action by Consent of the Majority Stockholders

Effective Date of our Amended and Restated Articles of Incorporation

Signature

Exhibit List

                         GENERAL INFORMATION

     This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (our "Stockholders") of the common stock, par value $.001 per share (our "Common Stock"), of Visual Bible International, Inc., a Florida Corporation ("we" "us" or the "Company"), to notify our Stockholders that on or about March 14, 2002, we received the written consent in lieu of a meeting of our Stockholders (the "Majority Stockholder Consent"), from the holders (our "Majority Stockholders") of 1,581,756 shares of our Common Stock, which shares of Common Stock represent approximately 65.8% of the 2,404,129 shares of our Common Stock issued and outstanding, approving our Amended and Restated Articles of Incorporation (our "Amended and Restated Articles"), pursuant to which: (a) we will increase our authorized shares of Common Stock from 2,500,000 shares to 300,000,000 shares, and (b) we will increase our authorized shares of our $.001 par value "blank check" preferred stock (our "Preferred Stock") from 833,000 to 200,000,000 shares.

     On March 14, 2002, our Board of Directors approved our Amended and Restated Articles, subject to Stockholder approval. On March 14, 2002, in accordance with the Florida Business Corporation Act ("FBCA"), our Majority Stockholders approved the Amended and Restated Articles by the Majority Stockholder Consent. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amended and Restated Articles.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY TO US.

     The Amended and Restated Articles will increase the number of shares of our authorized Common Stock from 2,500,000 shares to 300,000,000 shares and will increase the number of shares of our authorized Preferred Stock from 833,000 shares to 200,000,000 shares. The form of our Amended and Restated Articles that will be filed with the Florida Secretary of State is attached hereto as Exhibit A.

     The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

     Our Board of Directors has fixed the close of business on March 15, 2002, as the record date (the "Record Date") for the determination of our Stockholders entitled to receive this Information Statement.

     You are being provided with this Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, our Amended and Restated Articles will not be filed with the Secretary of State of the State of Florida or will not become effective until at least 20 calendar days after the mailing of this Information Statement to you.

     This Information Statement is being mailed to you on or about March 25, 2002 to all of our Stockholders of record as of the Record Date.


                        ADDITIONAL INFORMATION

     We are subject to the informational requirements of the Exchange Act, and in accordance therewith we file reports, proxy statements and other information, including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

     The following documents as filed with the Commission by the Company are incorporated herein by reference:

     (1) Quarterly Reports, as amended, on Form 10-QSB for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

     (2) Annual Report, as amended, on Form 10-KSB for the year ended December 31, 2000.


                    OUTSTANDING VOTING SECURITIES

     On March 14, 2002, the date of the Majority Stockholder Consent, there were 2,404,129 shares of our Common Stock issued and outstanding and there were no shares of our Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. 212,500 shares of our Common Stock (the "Voting Shares") are subject to a voting agreement (the "Voting Agreement"). Pursuant to the Voting Agreement, one of our directors, Anthony Ng exercises voting control over the Voting Shares until August 1, 2002. Anthony Ng DID NOT exercise his right to vote the Voting Shares in connection with the Majority Consent. Accordingly, the 1,581,756 shares of our Common Stock, that represent approximately 65.8% of the 2,404,129 shares of our Common Stock issued and outstanding and that comprised the Majority Stockholder Consent, DID NOT include Voting Shares.

     On March 14, 2002 our Majority Stockholders holding 1,581,756 shares of our Common Stock (or approximately 65.8% of the 2,202,129 shares of our Common Stock then outstanding) executed and delivered to us the Majority Stockholder Consent approving our Amended and Restated Articles. Since our Amended and Restated Articles have been approved by the Majority Stockholders, no proxies are being solicited from our Stockholders.

     Pursuant to FBCA, unless the articles of incorporation of a corporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.


                   DISSENTER'S RIGHTS OF APPRAISAL

     The Stockholders have no right under the FBCA, our under our Articles of Incorporation or By-Laws to dissent from any of the provisions adopted in our Amended and Restated Articles.


    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 14, 2002, after giving effect to a 1 for 10 reverse combination undertaken by us on February 19, 2002 (the "Combination") by: (i) each person who is know to us to own beneficially more than 5% of our common stock;
(ii) each of our directors and officers; and (iii) all of our directors and officers as a group:

     Name and Address of          Amount of      Approximately
       Beneficial Owner           Beneficial       Percent of
                               Ownership (1)(2)   Class (1)(2)

Daniel W. Johnson(3)                      66,843              2.8
1400 18th Avenue South
Nashville, TN 37212

James G. Petway, Jr.                      66,687              2.7
1400 18th Avenue South
Nashville, TN 37212

Anthony Ng (4)(6)                      1,347,508             56.1
Suite 1408, Lippo Sun Plaza
28 Canton Road
Kowloon, Hong Kong

Paul Wong (5)                            105,768              4.2
Suite 1408, Lippo Sun Plaza
28 Canton Road
Kowloon, Hong Kong

Pan Zone Co., Ltd. (6)                 1,125,008             46.8
Jardine House
33 Reed Street
Hamilton HM12 Bermuda

All directors and officers as          1,586,806             66.0
a group (7)

____________________


(1) Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the
conversion of convertible securities.   Each beneficial owner's
percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from March 14, 2002, have been exercised.

(2) Reflects a 1 for 10 reverse combination (the "Combination") of our Common Stock outstanding on February 18, 2002, which Combination was effective February 19, 2002.

(3) Includes 56 shares owned by The Idea Agency, Inc.  Daniel W.
Johnson owns all of the outstanding equity securities of The Idea
Agency, Inc.

(4) Includes 1,125,008 shares of our Common Stock owned by Pan Zone Co., Ltd. and 212,500 shares (the "Voting Shares") subject to the Voting Agreement. Pursuant to the Voting Agreement, Anthony Ng exercises voting control over the Voting Shares until August 1, 2002. Anthony Ng DID NOT exercise his right to vote the Voting Shares in connection with the Majority Consent.

(5) Includes 5,768 shares of our Common Stock owned by Marketable
Investments Ltd. Paul Wong beneficially owns all of the outstanding equity securities of Marketable Investments Ltd.

(6) Anthony Ng beneficially owns all of the outstanding equity securities of Pan Zone Co., Ltd.

(7) See Notes above.


  DESCRIPTION OF THE ACTION BY CONSENT OF THE MAJORITY STOCKHOLDERS
     Our Amended and Restated Articles of Incorporation increases our authorized number of shares of Common Stock from 2,500,000 to 300,000,000 shares and increases our authorized number of shares of preferred stock from 833,333 to 200,000,000 shares.

     Currently, our Articles of Incorporation authorize the issuance of 2,500,000 shares of our Common Stock and 833,000 shares of our Preferred Stock. On March 14, 2002, our Board of Directors approved the Amended and Restated Articles to increase the number of authorized shares of our Common Stock to 300,000,000 and to increase our authorized shares of our Preferred Stock to 200,000,000. On March 14, 2002, the Majority Stockholders approved the Amended and Restated Articles by written consent.

     The purpose and effect of the Amended and Restated Articles is to authorize 300,000,000 shares of our Common Stock and 200,000,000 shares of our Preferred Stock.

     Based upon prior actions of our Board of Directors, we have a very limited number of shares of Common Stock and Preferred Stock available to issue. Our Board of Directors believes that it is prudent to have shares of Common Stock and Preferred Stock available for issuance in connection with general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options.

     On March 4, 2002, we executed a letter of intent with Covenant Film Productions Inc., ("Covenant"). The letter of intent covers services that may be provided by Covenant to us and our subsidiaries in connection with the development of film adaptations, on a word-for-word basis, of Books of The Bible. Execution of definitive agreements and closing is expected to take place shortly after satisfactory due diligence review to be completed by Covenant on or before March 29, 2002. If the definitive agreements are executed and closing pursuant thereto occurs Covenant is expected to be responsible for recruiting senior management and consultants experienced in film production and marketing for us. In addition, if the definitive agreements are executed and closing pursuant thereto occurs Covenant is expected to provide us with advice on the recruitment of individuals to augment our Board of Directors and to assemble an advisory committee of theological scholars to collaborate with us in the creative development and film production processes. We are seeking to raise additional capital for general corporate purposes, and receipt by us of certain threshold amounts equity financing is expected to be a condition to the closing under the definitive agreements expected to be executed between us and Covenant. Accordingly, if the definitive agreements are executed and closing pursuant thereto occurs and assuming that we are successful in raising additional capital, we expect to issue approximately 25,000,000 shares of our Common Stock. Pursuant to the letter of intent and the definitive agreements we expect to execute, if Covenant performs thereunder and, if we elect to terminate our participation in the matters that are the subject thereof, then we will be obligated to issue 4,000,000 shares of our Common Stock to Covenant as liquidated damages.

     Except in connection with the potential issuance of the shares of our Common Stock described above, we currently have no arrangements or understandings for the issuance of additional shares of our Common Stock or our Preferred Stock, although opportunities for acquisitions, equity financing, other than or in addition to the equity financing identified above and other reasons to issue additional shares of our Common Stock and Preferred Stock could arise at any time. If our Board of Directors deems it to be in our best interests and in the best interests of our Stockholders to issue additional shares of our Common Stock or Preferred Stock now or in the future from our authorized shares of Common Stock or Preferred Stock, our Board of Directors, generally, will not be required to nor will it seek authorization by the vote of our Stockholders. To the extent applicable law or regulation requires us to obtain the approval or our Stockholder to undertake any issuance of our Common Stock or our Preferred Stock then we will seek such approval prior to any such issuance.

     The increase in the authorized number of shares of our Common Stock and our Preferred Stock could have an anti-takeover effect. If the our Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking to control us, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by us.


 EFFECTIVE DATE OF OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION

     Pursuant to Rule 14c-2 under the Exchange Act, the filing of our Amended and Restated Articles with the Florida Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates it will mail this Information Statement to our Stockholders on March 25, 2002 and that the Amended and Restated Articles will will be effected on or about the close of business on April 15, 2002.



                              By Order of the Board of Directors

                              /s/ Daniel W. Johnson

                              ___________________________________
                              Daniel W. Johnson
                              President and Director



                             EXHIBIT LIST

A. Amended and Restated Articles of Incorporation of Visual Bible International, Inc., a Florida corporation